Exhibit 99.1

102 South Main Street
Greenville, SC 29601
864.421.1068

The South Financial Group Prices $75 Million Common Stock Offering

GREENVILLE, SC – June 19, 2009 - The South Financial Group, Inc. (NASDAQ: TSFG) today announced that it priced a $75 million offering of 75 million shares of its common stock at $1.00 per share. The underwriters will have a 30-day option to purchase up to an additional 10 million shares of common stock from the company to cover over-allotments. The closing is expected to occur on or about June 24, 2009.

Morgan Stanley & Co. Incorporated is acting as sole bookrunner for the offering.

The South Financial Group has filed a registration statement (including a prospectus) with the SEC under which it intends to effect the common equity issuance. Before you invest, you should read the prospectus in that registration statement, prospectus supplement, and other documents that TSFG has filed with the SEC for more complete information about TSFG and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, TSFG, any underwriter, or dealer participating in the offering will arrange to send investors the prospectus and prospectus supplement if requested by contacting Morgan Stanley & Co. Incorporated, c/o Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by emailing at prospectus@morganstanley.com or by calling toll-free at 1-866-718-1649.

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities of TSFG, and there shall not be any sale of securities of the company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

General Information

The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At March 31, 2009, it had approximately $13.3 billion in total assets and 180 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At March 31, 2009, approximately 45% of TSFG’s total customer deposits were in South Carolina, 42% were in Florida, and 13% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, many of which are beyond TSFG’s control, including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the pricing and total shares sold under the common stock offering and the relative success of the other elements of the capital plan. Additional factors that could cause results to differ materially from those described above can be found in The South Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2008, and documents subsequently filed by TSFG with the Securities and Exchange Commission, including the registration statement relating to the equity offering described in this press release. All forward-looking statements included in this release are based on information available at the time of the release. TSFG assumes no obligation to update any forward-looking statement.

CONTACT:
The South Financial Group, Inc.
James R. Gordon, Senior EVP & Chief Financial Officer
864-552-9050
or
Mary M. Gentry, EVP - Investor Relations
864-421-1068